                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

           ----------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   CYNET, INC.
           ----------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 TEXAS                                   76-0467099
      (STATE OR OTHER JURISDICTION                     (IRS EMPLOYER
      OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                           12777 JONES ROAD, SUITE 400
                              HOUSTON, TEXAS 77070
                                 (281) 897-8317

           ----------------------------------------------------------
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                       CONSULTING AGREEMENT OF RON BREWER
                            (FULL TITLE OF THE PLAN)
                    CONSULTING AGREEMENT OF GARETH PURSEHOUSE
                            (FULL TITLE OF THE PLAN)
                      CONSULTING AGREEMENT OF SAM MCKINLEY
                            (FULL TITLE OF THE PLAN)

           ----------------------------------------------------------
                                 SAMUEL C. BEALE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                   CYNET, INC.
                           12777 JONES ROAD, SUITE 400
                              HOUSTON, TEXAS 77070
                                 (281) 897-8317

           ----------------------------------------------------------
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)


                                    COPY TO:
                              JAMES J. SPRING, III
                 CHAMBERLAIN, HRDLICKA, WHITE, WILLIAMS & MARTIN
                          1200 SMITH STREET, SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 658-1818

                                     CALCULATION OF REGISTRATION FEE
===================================================================================================================

                                                            PROPOSED               PROPOSED
                                                            MAXIMUM                MAXIMUM              AMOUNT OF
   TITLE OF SECURITIES             AMOUNT TO BE           OFFERING PRICE      AGGREGATE OFFERING      REGISTRATION
   TO BE REGISTERED                REGISTERED             PER SHARE(1)              PRICE                  FEE
-------------------------------------------------------------------------------------------------------------------
   Class A Common Stock,
  no par value per share          3,000,000 shares            $0.10(1)            $300,000(1)           $75.00(1)
-------------------------------------------------------------------------------------------------------------------
   Class A Common Stock,
  no par value per share           350,000 shares             $0.10(1)             $35,000(1)           $8.75(1)
-------------------------------------------------------------------------------------------------------------------
  Class A, Common Stock,
  no par value per share          1,000,000 shares            $0.10(1)            $100,000(1)           $25.00(1)
-------------------------------------------------------------------------------------------------------------------
        TOTAL                     4,350,000 SHARES                -                 $435,000             $108.75
===================================================================================================================

(1) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE AMOUNT OF THE REGISTRATION FEE PURSUANT TO RULE 457, ON THE BASIS OF THE AVERAGE OF THE HIGH AND LOW PRICES OF THE CLASS A COMMON STOCK AS REPORTED ON THE NASD OTC BULLETIN BOARD ON JUNE 13, 2001.

PART I.     INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

      The documents containing the information specified in Part I of this Registration Statement will be sent or given to the consultant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      CYNET, Inc., a Texas corporation (the "Registrant" or "CYNET"), hereby incorporates by reference into this Registration Statement the documents listed below:

            (a) CYNET's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 (file no. 000-30412).

            (b) CYNET's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (file no. 000-30412).

            (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by CYNET's document referred to in (a) above.

            (d) The description of CYNET's Class A Common Stock, no par value per share, contained in a Registration Statement of the Registrant filed with the Commission on Form 8-A on December 2, 1999, including any amendment or report filed for the purpose of updating such description (file no. 000-28349).

      In addition, all documents subsequently filed by CYNET pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post- effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Texas law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages under certain conditions and circumstances. The Articles of Incorporation of the Company limit the liability of directors of the Company (in their capacity as directors, but not in their capacity as officers) to the Company or its shareholders to the fullest extent permitted by Texas law. Specifically, no director of the Company will be personally liable to the Company or its shareholders for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of the director's duty of loyalty to the Company or its shareholders, (ii) an act or omission not in good faith which involve intentional misconduct or a knowing violation of the law, (iii) an act or omission for which the liability of a director is expressly provided for by an applicable statute or (iv) any transaction from which the director derived an improper personal benefit, whether or not the benefit resulted from an action taken in the person's official capacity.

      The inclusion of this provision in the Company's Articles of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Company and its shareholders. However, such limitation on liabilities does not affect the standard of conduct with which directors must comply, the availability of equitable relief or any causes of action based on federal law.

      The Company's Articles of Incorporation provide for the indemnification of its current and former officers and directors to the fullest extent permitted by applicable law.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.     EXHIBITS.

     EXHIBIT
     NUMBER                      DESCRIPTION
   -----------               -----------------

      3.1 Articles of Incorporation of the Registrant (incorporated by reference from the same numbered exhibit to Amendment No. 2 to CYNET's Registration Statement on Form SB-2, filed with the Commission on September 17, 1999 (file no. 333- 60765)).

      *3.2 Articles of Amendment to the Articles of Incorporation of the Registrant dated effective June 30, 2000.

      4.1 Form of Certificate Representing Class A Common Stock (incorporated by reference to the same numbered exhibit to Amendment No.2 to CYNET's Registration Statement on Form SB-2, filed with the Commission on September 17, 1999 (file no. 333-60765)).

      *5.1        Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

      *24.1 Consent of Mann Frankfort Stein & Lipp, CPAs, LLP, independent accountants.

      *24.2 Consent of Chamberlain, Hrdlicka, White, Williams & Martin (contained in Exhibit 5.1 hereto).

      *25.1       Power of Attorney (included in Part II of the Registration
                  Statement).

      *99.1 Consulting Agreement, effective as of May 22, 2001, by and between CYNET, Inc. and Gareth Pursehouse.

      *99.2 Consulting Agreement, effective as of June 1, 2001, between CYNET, Inc. and Ron Brewer.

      *99.3 Consulting Agreement, effective as of June 8, 2001, between CYNET, Inc. and Sam McKinley.


      ----------
      * Filed herewith


ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 15th day of June, 2001.


                                  CYNET, INC.


                                  By: /s/ Vincent W. Beale, Sr.
                                     ---------------------------------
                                      Vincent W. Beale, Sr., Chairman of the
                                      Board of Directors and Chief Executive
                                      Officer (Principal Executive Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities as indicated on the 15th day of June, 2001.


SIGNATURE                             TITLE
---------                             -----


/s/ Vincent W. Beale, Sr.        Chairman of the Board of Directors and Chief
-----------------------------    Executive Officer (Principal Executive Officer)
Vincent W. Beale, Sr.


/s/ R. Greg Smith                Vice President and Chief Financial Officer
-----------------------------    (Principal Financial and Accounting Officer)
R. Greg Smith                    and Director


/s/ Bernard B. Beale             Executive Vice President, Chief Operating
-----------------------------    Officer, and Director
Bernard B. Beale


/s/ Samuel C. Beale              Vice President, General Counsel, Secretary, and
-----------------------------    Director
Samuel C. Beale


/s/ Wayne Schroeder
-----------------------------    Director
Wayne Schroeder


/s/ Daniel C. Lawson
-----------------------------    Director
Daniel C. Lawson


/s/ Craig T. Jackson
-----------------------------    Director
Craig T. Jackson


/s/ Gerald M. McIntosh
-----------------------------    Director
Gerald M. McIntosh


/s/ Gregory E. Webb
-----------------------------    Director
Gregory E. Webb

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent W. Beale, Sr., to act as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or his substitute or substitutes or all of them may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the 15th day of June, 2001.


SIGNATURE                                 TITLE

/s/ Vincent W. Beale, Sr.      Chairman of the Board of Directors and Chief
----------------------------   Executive Officer (Principal Executive Officer)
Vincent W. Beale, Sr.


/s/ R. Greg Smith              Vice President and Chief Financial Officer
----------------------------   (Principal Financial and Accounting Officer)
R. Greg Smith                  and Director


/s/ Bernard B. Beale           Executive Vice President, Chief Operating
----------------------------   Officer, and Director
Bernard B. Beale


/s/ Samuel C. Beale            Vice President, General Counsel, Secretary, and
----------------------------   Director
Samuel C. Beale


/s/ Wayne Schroeder
----------------------------   Director
Wayne Schroeder


/s/ Daniel C. Lawson
----------------------------   Director
Daniel C. Lawson


/s/ Craig T. Jackson
----------------------------   Director
Craig T. Jackson


/s/ Gerald M. McIntosh
----------------------------   Director
Gerald M. McIntosh


/s/ Gregory E. Webb
----------------------------   Director
Gregory E. Webb

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER                      DESCRIPTION
   ----------                 --------------------

      3.1 Articles of Incorporation of the Registrant (incorporated by reference from the same numbered exhibit to Amendment No. 2 to CYNET's Registration Statement on Form SB-2, filed with the Commission on September 17, 1999 (file no. 333- 60765)).

      *3.2 Articles of Amendment to the Articles of Incorporation of the Registrant dated effective June 30, 2000.

      4.1 Form of Certificate Representing Class A Common Stock (incorporated by reference to the same numbered exhibit to Amendment No.2 to CYNET's Registration Statement on Form SB-2, filed with the Commission on September 17, 1999 (file no. 333-60765)).

      *5.1        Opinion of Chamberlain, Hrdlicka, White, Williams & Martin.

      *24.1 Consent of Mann Frankfort Stein & Lipp, CPAs, LLP, independent accountants.

      *24.2 Consent of Chamberlain, Hrdlicka, White, Williams & Martin (contained in Exhibit 5.1 hereto).

      *25.1       Power of Attorney (included in Part II of the Registration
                  Statement).

      *99.1 Consulting Agreement, effective as of May 22, 2001, by and between CYNET, Inc. and Gareth Pursehouse.

      *99.2 Consulting Agreement, effective as of June 1, 2001, between CYNET, Inc. and Ron Brewer.

      *99.3 Consulting Agreement, effective as of June 8, 2001, between CYNET, Inc. and Sam McKinley.

      ----------
      * Filed herewith